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Exhibit 99

                                                                 PR NEWSWIRE

                 NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
        NET INCOME AND RESULTS FOR THE FOURTH QUARTER OF FISCAL 2008

Red Bank, N.J. November 14, 2008-- North European Oil Royalty Trust (NYSE-NRT) reported net income and results for the fourth fiscal quarter of fiscal 2008 ended October 31, 2008 which appear below compared with the fourth quarter of fiscal 2007. The previously declared distribution of $1.03 per unit will be paid on November 26, 2008 to owners of record as of November 14, 2008.

                             Fourth Fiscal     Fourth Fiscal     Percentage
                                Quarter           Quarter          Change
                             Ended 10/31/08    Ended 10/31/07
                             --------------    --------------    ----------
German Royalties Received     $9,605,759         $6,053,435       +58.68%
Net Income                    $9,409,548         $5,881,537       +59.98%
Net Income per Unit             $1.02              $0.64          +59.38%
Distribution per Unit           $1.03              $0.64          +60.94%

Royalty income in the fourth quarter of 2008 was higher than the fourth quarter 2007 due to higher gas prices which more than offset the impact of
lower gas sales and lower average exchange rates.   The Trust receives nearly
all of its royalties under two royalty agreements. The Mobil Agreement is the higher royalty rate agreement and covers gas sales from the western half of the Oldenburg concession. The OEG Agreement is the lower royalty rate agreement and covers gas sales from the entire Oldenburg concession.

                              Fourth Fiscal      Fourth Fiscal     Percentage
                                 Quarter            Quarter          Change
                              Ended 10/31/08     Ended 10/31/07
                              --------------     --------------    ----------
Mobil Agreement:
    Gas Sales (Bcf)(1)          13.545 Bcf         14.792 Bcf         - 8.43%
    Gas Prices (Ecents/Kwh)(2)  2.7510 Ecents/Kwh  1.6366 Ecents/Kwh  +68.09%
    Gas Prices ($/Mcf)(3)       $11.03/Mcf         $6.59/Mcf          +67.37%

OEG Agreement:
    Gas Sales (Bcf)             33.170 Bcf         36.260 Bcf         - 8.52%
    Gas Prices (Ecents/Kwh)     2.9060 Ecents/Kwh  1.9568 Ecents/Kwh  +48.51%
    Gas Prices ($/Mcf)          $10.96/Mcf         $7.73/Mcf          +41.79%

Average Exchange Rate (4)       $1.3736            $1.4024            - 2.05%

    (1) Billion cubic feet
    (2) Euro cents per Kilowatt hour
    (3) Dollars per thousand cubic feet
    (4) Based on average exchange rates of cumulative royalty transfers

Interest income was lower reflecting the significant decline in interest rates applicable during the period. For the quarter just ended, Trust interest income decreased 54.17% to $18,136 from $39,570 in the fourth quarter of


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fiscal 2007.  Trust expenses for the fourth quarter of fiscal 2008 increased
1.36% to $214,347 from $211,469 for the fourth quarter of fiscal 2007.

Royalty income for fiscal 2008 was higher than fiscal 2007 due to a combination of higher gas prices and higher average exchange rates, which more than offset the decline in gas sales.

                               Fiscal Year       Fiscal Year     Percentage
                                  Ended             Ended          Change
                                10/31/08          10/31/07
                              -------------     -------------    ----------

German Royalties Received      $34,645,159       $27,484,254       +26.05%
Net Income                     $33,665,138       $26,739,669       +25.90%
Net Income per Unit              $3.66              $2.91          +25.77%
Distribution per Unit            $3.66              $2.91          +25.77%


The 2009 Annual Meeting has been scheduled for February 10, 2009.

Contact:  John R. Van Kirk, Managing Director, (732) 741-4008, or
via e-mail at jvankirk@neort.com.   The Trust's website is www.neort.com.